KIRKPATRICK & LOCKHART LLP


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                         November 24, 1997



The Dreyfus/Laurel Funds, Inc.
200 Park Avenue - 55th Floor
New York, New York 10166


Re:  The Dreyfus/Laurel Funds, Inc.--
     Post-Effective Amendment No. 62
     (1933 Act File No. 33-16338)

Dear Sir or Madam:

     In connection with the filing of the Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A (File No. 33-16338) of The Dreyfus/Laurel Funds, Inc., which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information incorporated by reference into the Prospectus of Dreyfus Premier Small Cap Value Fund.



                                        Very truly yours,



                                        Kirkpatrick & Lockhart LLP